UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2016

LAREDO PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 18, 2016, Laredo Petroleum Inc. (the "Company") filed this current report on Form 8-K to announce that A. John Whitehead, the Company's Vice President - Operations and Engineering - Permian, will retire effective June 3, 2016 and Daniel C. Schooley, age 60, was appointed as Senior Vice President - Operations effective May 18, 2016. Prior to this appointment, Mr. Schooley served as the Company's Senior Vice President - Midstream and Marketing since February 2014 and prior to that as the Company's Vice President of Marketing since 2007. During his time with the Company, Mr. Schooley has been in charge of the Company's midstream infrastructure construction and operations as well as all marketing activities. Mr. Schooley does not have a family relationship with any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company has been or will be a party and in which Mr. Schooley has had or will have a direct or indirect material interest. In connection with Mr. Schooley's promotion, the Company granted him 13,636 shares of Company common stock which shall vest on May 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Dated: May 18, 2016	By:	/s/ Richard C. Buterbaugh
Richard C. Buterbaugh
Executive Vice President & Chief Financial Officer